Exhibit 5.1

Suite 900, 607 14th Street, NW Washington, DC 20005-2018 t 202 508 5800 f 202 508 5858

November 20, 2020	direct dial 202 508 5852 direct fax 202 204 5614 eolifer@kilpatricktownsend.com

Sandy Spring Bancorp, Inc.

17801 Georgia Avenue

Olney, Maryland 20832

Re:	Sandy Spring Bancorp, Inc. Employee Stock Purchase Plan, as Amended and Restated

Board Members:

We have been requested by Sandy Spring Bancorp, Inc., a Maryland corporation (the “Company”), to issue our opinion in connection with the registration of shares of the Company’s common stock, par value $1.00 per share, under the Securities Act of 1933, as amended (the “Securities Act”). The registration statement on Form S-8 (the “Registration Statement”) relates to 700,000 shares of Company common stock to be issued under the Sandy Spring Bancorp, Inc. Employee Stock Purchase Plan, as amended and restated.

We have made such legal and factual examinations and inquiries as we have deemed advisable for the purpose of rendering this opinion.  In our examination, we have assumed but have not verified (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity with the originals of all documents supplied to us as copies; and (iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company or its subsidiaries.

Based on the foregoing, and limited in all respects to Maryland law, it is our opinion that the shares reserved for issuance under the Plan are duly authorized and upon payment for such shares and issuance in the manner described in the Plan, the shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement on Form S-8.

Very truly yours,

KILPATRICK TOWNSEND & STOCKTON LLP

By:	/s/ Edward G. Olifer
Edward G. Olifer, a Partner

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